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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the UICI 1998 Employee Stock Option Plan and UICI 1998 Agents' Stock Option Plan of UICI and to the incorporation by reference therein of our report dated March 12, 1999, with respect to the consolidated financial statements and schedules of UICI included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                   /s/  ERNST & YOUNG LLP
                                                   ------------------------
                                                   ERNST & YOUNG LLP

Dallas, Texas
August 12, 1999